EXHIBIT 2

CUSIP No.  195293105

AGREEMENT CONCERNING JOINT FILING

OF SCHEDULE 13G/A

The undersigned agree as follows:

(i) each of them is individually eligible to use the Schedule 13G/A to which this Exhibit is attached, and such Schedule 13G/A is filed on behalf of each of them; and

(ii) each of them is responsible for the timely filing of such Schedule 13G/A and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

Dated: February 13, 2015

V. PREM WATSA

/s/ V. Prem Watsa

1109519 ONTARIO LIMITED

By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

THE SIXTY TWO INVESTMENT COMPANY LIMITED

By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

810679 ONTARIO LIMITED

By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

FAIRFAX FINANCIAL HOLDINGS LIMITED

By:	/s/ Paul Rivett
	Name:	Paul Rivett
	Title:	President

FFHL GROUP LTD.

By:	/s/ Paul Rivett
	Name:	Paul Rivett
	Title:	Director

FAIRFAX (US) INC.

By:	/s/ Dorothy D. Whitaker
	Name:	Dorothy D. Whitaker
	Title:	Treasurer, Secretary and Director

ODYSSEY US HOLDINGS INC.

By:	/s/ Jan Christiansen
	Name:	Jan Christiansen
	Title:	Executive Vice President

ODYSSEY RE HOLDINGS CORP.

By:	/s/ Jan Christiansen
	Name:	Jan Christiansen
	Title:	Executive Vice President

ODYSSEY REINSURANCE COMPANY

By:	/s/ Kirk M. Reische
	Name:	Kirk M. Reische
	Title:	Vice President